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EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.
333-230843, 333-225350, 333-188990, 333-176511, and 333-256538) of The Cato Corporation of

our
report dated March 27, 2024 relating to the financial statements, financial statement schedule and the
effectiveness of internal control over financial reporting, which appears in this Form

10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 27, 2024